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                       Farm Bureau Life Insurance Company
            5400 University Avenue, West Des Moines, Iowa 50266-5997


                          Death Benefit Guarantee Rider

           This rider is a part of the policy to which it is attached.

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SECTION 1 - POLICY MODIFICATIONS
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The policy is modified to add the provisions of this rider. All provisions of the policy not in conflict with this rider will apply to this rider. In the event of a conflict between the provisions of the policy and this rider, the provisions of this rider will prevail.

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SECTION 2 - EFFECTIVE DATE
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The effective date of this rider will be the policy date shown on the current policy data page. Benefits of this rider will apply beginning in the fourth policy year.

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SECTION 3 - DEATH BENEFIT GUARANTEE
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If you meet the death benefit guarantee premium requirement described below, the policy will not enter its grace period even if your net surrender value is not sufficient to cover the policy's monthly deduction on a monthly deduction day.

A minimum premium test must be satisfied on each monthly deduction day. If the death benefit guarantee becomes effective, the policyholder must continue to meet the cumulative death benefit guarantee premium requirements to have this benefit available.

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SECTION 4 - DEATH BENEFIT GUARANTEE PREMIUM REQUIREMENT
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The death benefit guarantee premium requirement on each monthly deduction day is met if a) is equal to or greater than b) where:

a) is the sum of all premiums paid on the policy accumulated at the prepayment interest rate shown on the current policy data page from the date of each premium payment, less the sum of all partial withdrawals accumulated at the prepayment interest rate from the date of each partial withdrawal and any policy loans and unpaid loan interest; and

b) is the sum of the death benefit guarantee monthly premiums since the policy date accumulated at the prepayment interest rate assuming the premiums are paid on each monthly deduction day.

The current death benefit guarantee monthly premium and the prepayment interest rate are shown on the current policy data page.

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SECTION 5 - CHANGES THAT AFFECT THE DEATH BENEFIT GUARANTEE MONTHLY PREMIUM
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Your death benefit guarantee monthly premium may change if:

a) your policy specified amount is increased or decreased;
b) there is a change in your death benefit option;
c) a rider is added to or deleted from the policy; or
d) an adjustment is made to your policy.

If your death benefit guarantee monthly premium changes, we will send you a new policy data page which reflects the change. Also, as a result of a change, an additional premium may be required on the date of change in order to meet the new death benefit guarantee premium requirement.

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SECTION 6 - PREMIUM NOTICE
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If, on any monthly deduction day, the death benefit guarantee premium requirement is not met, we will send you a notice of the premium required to maintain the guarantee.

If the premium is not received in our Home Office prior to the expiration of 61 days after the date we mail the notice, the death benefit guarantee will no longer be in effect and this rider will terminate.

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SECTION 7 - TERMINATION
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This rider terminates on:

a)   termination or maturity of your policy;
b) the expiration of 61 days after the date we mail notice to you that the death benefit guarantee premium requirement has not been met and you fail to remit the required premium; or
c)   the expiration date of this rider shown on the current policy data page.


/s/ Edward M. Wiederstein
President